                                                                    Exhibit 99.1


                                                                FINAL TRANSCRIPT


THOMSON STREETEVENTS(SM)


FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


EVENT DATE/TIME: JUL. 20. 2006 / 4:30PM ET

































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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


CORPORATE PARTICIPANTS

JOHN ELDRIDGE
F5 Networks - Director of IR

ANDY REINLAND
F5 Networks - SVP, CFO

JOHN MCADAM
F5 Networks - President, CEO

JOHN RODRIGUEZ
F5 Networks - SVP, Chief Accounting Officer

DAN MATTE
F5 Networks - SVP of Marketing

KARL TRIEBES
F5 Networks - SVP of Product Development, CTO

CONFERENCE CALL PARTICIPANTS

SAM WILSON
JMP Securities - Analyst

RYAN HUTCHINSON
W.R. Hambrecht - Analyst

JIONG SHAO
Lehman Brothers - Analyst

TROY JENSEN
Piper Jaffray - Analyst

REANJEANNIE CHAUNDRA-THOMPSON (PH)
- Analyst

ERIK SUPPIGER
Pacific Growth Equities - Analyst

MATT ROBINSON
Ferris, Baker Watts - Analyst

KEN MUTH
Baird US Equity Research - Analyst

ALEX HENDERSON
Citigroup Global Markets - Analyst

JOANNA MAKRIS
Adams Harkness & Hill - Analyst

EHUD GELBLUM
JP Morgan - Analyst

GABE LOWY
Blaylock & Co. - Analyst

BRENT BRACELIN
Pacific Crest Securities - Analyst

KRISTI HIME (PH)
- Analyst

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

RUSS KEEFE (PH)
- Analyst

MANNY RECAREY
Kaufman Brothers - Analyst

PRESENTATION

OPERATOR

Welcome to F5 third-quarter financial results. All parties will be on a listen-only mode until the question and answer session. Today's call is being recorded. If you have any objections, please disconnect.


I'd now like to turn the call over to Mr. John Eldridge, Director of Investor Relations. Thank you, sir, you may begin.

JOHN ELDRIDGE - F5 Networks - Director of IR

Thank you. Good afternoon and welcome to our third quarter conference call. The speakers on today's call are John McAdam, President and CEO, Andy Reinland, Senior VP and Chief Financial Officer, John Rodriguez, Senior VP and Chief Accounting Officer, Julian Eames, Senior VP of Business Operations and Global Services, Tom Hull, Senior VP of Worldwide Sales, Dan Matte, Senior VP of Marketing, and Karl Triebes, Senior VP of Product Development and CTO, are also with us and will be on hand to answer questions following our prepared comments.

If you don't have a copy of today's press release, it is available on our website, www.f5.com. In addition, you can access an archived version of today's live webcast in the events calendar page of our website through October 25th. From 4:30 p.m. today until 5 p.m. Pacific time July 21st, you can also listen to a telephone replay at 866-494-3185 or 203-369-1752. Pass code is F5 earnings.

Before I begin, I want to remind you that today's discussion contains forward-looking statements which include words such as "believe," "anticipate," "expect" and "target." These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by these statements. Factors that may affect our results are summarized in our quarterly release and described in detail in our SEC filings. Please note that F5 has no duty to update any information presented in this call.

If you have any questions following today's call, please direct them to me at 206-272-6571. Now I'll turn the call over to Andy Reinland.

ANDY REINLAND - F5 Networks - SVP, CFO

Thank you, John. In the third quarter of fiscal 2006, F5 achieved revenue of
100.1 million, above our target range of 96 to 98 million. Our book-to-bill ratio was greater than one. Overall, revenue grew $6 million, a quarterly increase of over 6%. Year over year, revenue was up 27 million or 37%. The Americas represented 57% of total revenue, EMEA accounted for 20%, A-PAC accounted for 13%, and Japan 10%. Japan revenue was down sequentially as expected, decreasing 29% quarter over quarter.

Security revenue, including approximately 1.8 million from our Application Security products, was 7.2 million. This compares to 8 million in the prior quarter and represented 7% of total revenue. Revenue from our WAN optimization and acceleration products was 5.4 million compared to 1.4 million in the prior quarter. Year to date, revenue from these products totaled 7.6 million. Product revenue was 77% of total mix and service revenue was 23%. Deferred revenue increased 5.6 million sequentially to a total of 53.5 million.




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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


During Q3, we had two greater than 10% distributors, Ingro Micro, which accounted for 14.5% of total revenue, and GE Access, which accounted for 12%.

As we announced on May 22nd, F5's board initiated an inquiry into the Company's stock option grant practices. This inquiry is being conducted by a special committee of the board, which is being assisted by independent legal and financial experts. Legal and accounting fees related to this inquiry added approximately 1.8 million in unanticipated operating expenses during Q3.

Due to the fact that the special committee's review is ongoing, we have not included financial statements in our Q3 release and we do not expect to file our 10-Q within the required time. That leaves few financial details we are at liberty to discuss until the special committee's review has been completed and appropriate adjustments, if any, have been determined.

Without disclosing actual numbers, which may change as a result of any subsequent restatement, I can say that during the third quarter, we achieved pro forma gross margin and pro forma EPS within the target ranges we provided on our second-quarter conference call. As a reminder, these pro forma numbers exclude the effects of stock-based compensation.

On the balance sheet, accounts receivable DSO ended the period at 51 days compared to 50 days in the prior quarter. Consistent with our guidance, inventories increased to 7.9 million from 3 million in the prior quarter reflecting our transition to Rojas compliant products for the European Union. At quarter end, we had 453 million in cash and investments. We ended the quarter with approximately 1,010 full-time employees, an increase of 40 employees over the prior quarter.

Now for outlook. For the fourth quarter, we feel confident about our ability to continue to grow our business sequentially. As a result, we have set a target revenue range of 104 to 106 million. Although we can't provide guidance on operating expenses in Q4, we do expect to incur additional costs of 4 to 5 million related to our ongoing options inquiry.

In addition, we expect an increase of approximately 3 million in stock-based compensation expense resulting from annual awards granted to non-executive employees on July 1st. We estimate DSOs will be consistent with the quarter just ended, around 50 days. We believe inventories will be between 5 and 7 million and we expect to add between 40 and 60 employees during the quarter.

With that, I'll turn the call over to John McAdam.

JOHN MCADAM - F5 Networks - President, CEO

Thanks, Andy, and good afternoon, everyone. Before I comment on Q3 in some detail, I want to draw your attention to a press release and the comments we issued on the stock option inquiry. Given that the inquiry is still ongoing, we will not be answering any questions related to that subject or providing any more information than is in the press release.

I will now comment on Q3, give you some updates on the product road map and comment on Q4 guidance. Business was strong across all our key geographic markets. We saw sequential growth in all our major geographies except Japan. As expected, Japan business was down sequentially from the prior quarter, reflecting the seasonal weakness that characterizes the first quarter of Japan's fiscal year.

However, the Japan year-over-year revenue growth was up 72% and exceeded our internal expectations for the quarter. Our U.S. federal business was up sequentially from last quarter but still remains at a relatively low percentage of our overall business, accounting for approximately 3% of overall revenue. U.S. enterprise and service provider business produced very solid sequential growth combined with a very strong contribution from both EMEA and Asia-Pacific. Our service business once more produced sequential growth as well as another large increase in deferred revenue.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


From a product perspective, we saw a continued sequential growth from our core BIG-IP TMOS platforms, strong sequential growth from our new WAN optimization platforms and strong sequential growth from our TrafficShield application firewall solution. The one product area which was disappointing last quarter was with our FirePass SSL-VPN remote access solution which was down from the previous quarter.

We continue to experience ongoing softness in the SSL-VPN market, especially with IP replacement opportunities where customers still do not see a compelling reason to switch architecture from IP SEC with any great urgency. We continue to believe we have a very competitive offering with FirePass and indeed we introduced some exciting new features with version 6 of FirePass last quarter. Features like dynamic application tunnels and increased end-point security checks were added to increase our competitiveness. Dynamic application tunnels offer broad application interoperability, with applications without requiring special administrative privileges on the client.

I now want to make some comment on our technology road map before commenting on Q4 guidance. We are now in beta test phase with our new high-end platform, which we will be naming the BIG-IP 8800 on announcement. The platform uses clustered multiprocessing technology which is a key component of the Montreal architecture and provides significant performance gains in all the key areas of Application Delivery Networking. For example, our goal is to double the number of SSL transactions per second available -- available on the current high end flagship 8400 system. This is particularly impressive given that the current 8400 is already best in class from a competitive viewpoint.

We continue to believe that our TMOS or traffic management operating system platform continues to give F5 solutions a clear competitive advantage. Our web accelerator solution is the next offering that we plan to add as a software module on the TMOS platform. This strategy of offering Application Delivery Networking optimization and security modules on a single unified platform continues to be well received by our customers and we expect to see similar success with the WebAccelerator module that we have seen with other modules like GTM, our Global Traffic Manager module, and ASM, our Application Security Module based on TrafficShield.

As far as Q4 guidance is concerned, Andy provided our target revenue range which will result in continued sequential growth in the final quarter of fiscal 2006. In Q4, we tend to see some softness in EMEA, particularly in the first two summer months, which we believe will result in flat to possibly slightly up sequential -- sequential quarter in that geography. In previous years, we have seen strong sequential growth in Japan in Q4, and we expect that trend to continue this quarter. Also, North America, including federal, is forecasting sequential growth this quarter as well as continued growth in Asia-Pacific. We also expect to see another strong quarter in our services business given the strong deferred revenue service backlog and the high contract renewal rates.

Finally, I want to take -- to thank the entire F5 team and our partners for their continued support last quarter and with that we'll turn the call over for Q & A.

QUESTIONS AND ANSWERS

OPERATOR

[OPERATOR INSTRUCTIONS] Our first question is from Sam Wilson. Your line is open.

SAM WILSON - JMP Securities - Analyst

Hi. Good afternoon, everyone. I have two questions. First, on the financial statements and the stock options issue. What would you expect the next milestone to be? Would that be the audit committee reporting back to the Company their results? And

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


then just a generic question. Can you just kind of give a view of the competitive landscape as a change over the last quarter? Thank you.

JOHN MCADAM - F5 Networks - President, CEO

On the first one, basically the big milestone will be the report from the independent committee. That's the big one. We don't have a time scale on that. That's obviously independent and we're fully cooperating but no time scale.

On the second one, the competitive landscape, not much different from what we've seen for frankly about a year. The two main competitors are Cisco and Sitrix. We think we are in really great shape against them. The 8400, as I mentioned before, is our flagship and our road map's in great shape so from that perspective, we feel very, very good about it.

SAM WILSON - JMP Securities - Analyst

Terrific. Thank you very much, gentlemen.

JOHN ELDRIDGE - F5 Networks - Director of IR

Thank you.

OPERATOR

Ryan Hutchison, your line is open.

RYAN HUTCHINSON - W.R. Hambrecht - Analyst

Good afternoon, guys. Just a quick clarification and a question. On the pro forma EPS that you provided for the current quarter, that was in line with the guidance you provided, I guess, on last quarter's call. Does that include the -- the legal expenses of 1.8 million?

ANDY REINLAND - F5 Networks - SVP, CFO

Yes, it does.

RYAN HUTCHINSON - W.R. Hambrecht - Analyst

Okay. And in terms of the question here, on the whole WAN optimization market, clearly you had very strong results here. Can you just talk about any large deals you saw in the quarter, what your expectations are for next quarter in terms of guidance and then just the overall opportunity given it appears that this business has started to actually accelerate quite nicely.

JOHN MCADAM - F5 Networks - President, CEO

Yes. We -- first of all, we agree the market has definitely got potential and we think it's going to continue to accelerate in general. We did have a fairly large deal in the quarter. We won't get into details on that. We won't talk about particular projects, but we did have one. The pipeline is very strong.


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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


In terms of the forecast, we don't forecast by product for next quarter and in fact given that this is quarter four, we're coming to the end of the year, we're really not going to change our original guidance, which is clearly very conservative of when we bought Swan Labs, we said we'd do 8 to 10 million. We're obviously very close to that range. But we're not going to give any update on that because it would effectively be an update on the product revenue.

RYAN HUTCHINSON - W.R. Hambrecht - Analyst

What was the U.S. government business as a percentage of revenue this quarter then?

JOHN MCADAM - F5 Networks - President, CEO

It was about 3%.

ANDY REINLAND - F5 Networks - SVP, CFO

For federal was 3.

JOHN MCADAM - F5 Networks - President, CEO

For federal, U.S. federal.

RYAN HUTCHINSON - W.R. Hambrecht - Analyst

Thanks, guys.

JOHN ELDRIDGE - F5 Networks - Director of IR

Thank you.

OPERATOR

Thank you. Jiong Shao, your line is open.

JIONG SHAO - Lehman Brothers - Analyst

Thank you. I have a couple of questions as well. First, a follow-up on a prior question. Is the EPS calculation last quarter include the $1.8 million? My calculation -- rough calculation indicated that if you exclude that out, is that a $0.03 difference? Is that --each would have been $0.03 higher? Was my calculation, roughly, right?

ANDY REINLAND - F5 Networks - SVP, CFO

Roughly on a tax effective basis, yes, $0.03.




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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

JIONG SHAO - Lehman Brothers - Analyst

Okay. So -- okay. That's clear. And my first question is on -- on linearity. I was hoping you could talk about what did you see as you went through the quarter and especially in the last month of the quarter. Did you see any change in overall demand? Is the demand accelerating or decelerating and any color you can provide, that would be helpful.

ANDY REINLAND - F5 Networks - SVP, CFO

On the linearity, actually, this quarter we saw some improvement in the -- in the third month so a little bit better, and we'll continue to put focus on that, but it was actually better this time.

JIONG SHAO - Lehman Brothers - Analyst

Would you be able to say any -- what the last month -- the percentage of sales in the last month of the quarter?

ANDY REINLAND - F5 Networks - SVP, CFO

Yes. Last quarter was around 50% and this quarter was 47.

JIONG SHAO - Lehman Brothers - Analyst

Okay, great. My last question is on the topic of share buyback. I know you didn't say anything today, but -- but as you may know, for example, Juniper could not report numbers as well yesterday but they did announce a share buyback program. So I was wondering from your -- just philosophically, is there any reason because of this investigation you cannot buy back shares? Is there any particular reason or not?

JOHN MCADAM - F5 Networks - President, CEO

Regarding the buyback, and first of all it's worth reiterating that a strong balance sheet is essential for us because we're competing against Cisco in the Fortune 500 accounts. And also it does -- strong balance sheet with cash gives us some flexibility if we need to make some strategic moves and I'm not by any means implying that we're in the process of doing that. Now, having said that, we did discuss the option of stock buyback at our last board meeting. We decided to delay the decision right now while the inquiry was in place and we intend to revisit that subject at the next scheduled board meeting.

JIONG SHAO - Lehman Brothers - Analyst

Which is when, John?

JOHN ELDRIDGE - F5 Networks - Director of IR

That's probably going to be in the October time scale.

JIONG SHAO - Lehman Brothers - Analyst

Okay. Thanks, guys.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

JOHN ELDRIDGE - F5 Networks - Director of IR

Thank you.

OPERATOR

Thank you. Troy Jensen, your line is open.

TROY JENSEN - Piper Jaffray - Analyst

Hey, thanks. Just a quick question. Can you give us any sense of maybe what the BIG-IP 8400 contributed this quarter?

ANDY REINLAND - F5 Networks - SVP, CFO

You know, we're not going to break that out but I would characterize it to say we have a good sales on the 8400.

JOHN MCADAM - F5 Networks - President, CEO

Yes, and our internal expectations but we don't break it out more than just BIG-IP in general.

TROY JENSEN - Piper Jaffray - Analyst

Got it. That's fine. Let me ask this guys. Last quarter you provided a guidance for revenues but you wanted to grow the backlog a little bit. Is your sense on the backlog where you want it, John, or is it another quarter where we may see our orders grow faster than we see revenues?

JOHN MCADAM - F5 Networks - President, CEO

Yeah, no. I think we're there in the backlog, actually. I don't know if we'd want to grow it much more. I mean, you can sometimes get customer satisfaction issues if you grow it too big so I think we're up around the number we would expect to be.

TROY JENSEN - Piper Jaffray - Analyst

Got it. Keep up the good work, guys.

JOHN ELDRIDGE - F5 Networks - Director of IR

Thank you.

OPERATOR

Thank you. Reanjeannie Chaundra-Thompson, your line is open.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

REANJEANNIE CHAUNDRA-THOMPSON - - Analyst

Good afternoon. I just wondered if you could talk a little bit about the growth. Do you see it more coming from market growth or some of the things you've done with your channel programs in the past year?

JOHN MCADAM - F5 Networks - President, CEO

It's really both, actually. I mean the market -- if you look at the markets we're in, we mentioned one -- one optimization is a pretty hot market right now. We think our core market, which is Application Delivery Networking, is a BIG-IP product line is a market that's going to keep growing for the future. But meanwhile, we're continuing to add partners as we do that to take advantage of the market markets so they're both linked together.

REANJEANNIE CHAUNDRA-THOMPSON - - Analyst

Great. Thanks. And just a follow-up question on the WAN optimization. Do you see more coming from your WebAccelerator product or is it mostly WANJet?

JOHN MCADAM - F5 Networks - President, CEO

It's mostly WANJet but we do see WebAccelerator business as well but it's mostly WANJet.

REANJEANNIE CHAUNDRA-THOMPSON - - Analyst

Okay. Great. Thanks so much.

JOHN MCADAM - F5 Networks - President, CEO

Thank you.

OPERATOR

Erik Suppiger, your line is open.

ERIK SUPPIGER - Pacific Growth Equities - Analyst

Good afternoon. Just a couple questions. First off, can we assume that at least one transaction that you've identified as having date issues, can we assume that's in fiscal 2001, since that's the date we're -- where your restatements would start?

JOHN MCADAM - F5 Networks - President, CEO

Well, you know, I'm just not going to go into any assumptions. We're really going to be pretty hold fast and firm on questions on this and I hope everybody else is listening. That really we're not adding more, given that this is ongoing to what we did in the press release.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

ERIK SUPPIGER - Pacific Growth Equities - Analyst

Can you talk generically, just as to why -- why you would need to restate or why anybody would need to restate so many years if -- you know, if there's an event -- one-day event or, you know, a single event?

JOHN RODRIGUEZ - F5 Networks - SVP, Chief Accounting Officer

Erik, this is John Rodriguez. If there's an event where you have a problem with the measurement date, you would amortize that expense over the related vesting period and all those years would be affected. In addition then, any balance sheet would likely be restated as well for any change in a P&L in a prior year.

ERIK SUPPIGER - Pacific Growth Equities - Analyst

Okay. Then just on the competitive front. Net Scaler's reached probably roughly a quarter of your size at this point. Are you seeing them with -- with greater frequency, or you had said that competitive dynamics haven't changed but they're growing arguably faster in light of their acquisition. Can you talk a little bit about how frequently you're seeing them and what changes there might be on that front?

JOHN MCADAM - F5 Networks - President, CEO

We haven't seen many changes at all.

DAN MATTE - F5 Networks - SVP of Marketing

This is Dan. I think last quarter on their call yesterday they said that they did about $16 million on the Net Scaler product. So it's growing modestly over there. In terms of what we're seeing in the field in engagements, certainly nowhere outside of North America, and within North America, we see them on occasion. But as John said earlier, really no change in the competitive landscape and when we do engage with them we fare very, very well, thank you.

ERIK SUPPIGER - Pacific Growth Equities - Analyst

Very good, thank you.

JOHN MCADAM - F5 Networks - President, CEO

Thank you.

OPERATOR

Thank you. Matt Robinson, your line is open.

MATT ROBINSON - Ferris, Baker Watts - Analyst

First, I missed the service provider percentage. Can you give me that? And then I've got a couple follow-ups.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

ANDY REINLAND - F5 Networks - SVP, CFO

Yes, we didn't -- 19%. We didn't give it but it was 19%.

MATT ROBINSON - Ferris, Baker Watts - Analyst

That must be why I missed it. Okay. What's the -- what's the population of DevCentral up to at this point?

ANDY REINLAND - F5 Networks - SVP, CFO

DevCentral's up to about 9,000 -- just over 9,500 at this point.

MATT ROBINSON - Ferris, Baker Watts - Analyst

Okay. And this -- the success you've had with the acquisition, are you -- is that really a function of the -- your sales force getting fully engaged and basically the cycle time for that to ramp, or have you -- or would you say it's markets -- market awareness for more cyclical reasons?

JOHN MCADAM - F5 Networks - President, CEO

Probably the sales force engaged, getting the whole system integrated into the company. That's probably the big factor.

MATT ROBINSON - Ferris, Baker Watts - Analyst

And this -- with this 8800 multiprocessor scalability, do you envision that expanding? Are there new applications that you could reach with that kind of capability that you haven't been able to reach before, or is it just the ability to run more applications?

ANDY REINLAND - F5 Networks - SVP, CFO

Yes. There are a couple of different things in play there. One is looking at some of the large service providers and the types of things that they want to do in their environment, being able to divvy the device up between multiple customers being one thing. But more importantly and on a broad scale, adding the enterprise into it as well. Really what it comes down to is how many decisions can you make per second? And people are using this prime real estate to -- to apply these decisions for lots of different outcomes.


Acceleration, better security, better availability, so on and so forth across lots of different applications. So what we see in the market place and I think what's demonstrated by things like the population of DevCentral is that the more decision-making power we can provide to people, the more things they soak up with it and they just become more and more creative in how they utilize the products.

ERIK SUPPIGER - Pacific Growth Equities - Analyst

Thanks.

ANDY REINLAND - F5 Networks - SVP, CFO

Thank you.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

OPERATOR

Thank you. Ken Muth, your line is open.

KEN MUTH - Baird US Equity Research - Analyst

Hi. On the TrafficShield side, what do you think it takes to kind of get that to be a more important contributor to the revenue line?

JOHN MCADAM - F5 Networks - President, CEO

I think we're doing a numbers thing from a development perspective and maybe Karl can talk about that in a second. But we're seeing it as a really, really important leverage of our core BIG-IP business now. So our role as a module, the actual -- the price of it is relatively low in the big mix. It's driving a lot of the BIG-IP business. So I wouldn't underestimate that because it's a very, very significant differentiator. But in terms of making it easier to sell and install, Karl can talk about that.

KARL TRIEBES - F5 Networks - SVP of Product Development, CTO

Right. So with the -- with the ASM and the TrafficShield product in general, what we found out is that deployment-wise, setting the policy's the most complex part of this, setting these different security policies, and what we've been doing is focusing on simplification of the policies and having more granular control so that not only the people that are security experts in the company can help manage the TrafficShield ASM modules but also just the network administrators and really providing another layer of abstraction so there's been a lot of focus to policy generation, to performance as well as integration into some of the base features of the BIG-IP to help provide, as Dan was referring to, the consolidation of security, acceleration and availability.

KEN MUTH - Baird US Equity Research - Analyst

Okay. And then the last question on the 8800, when would you expect that to start having revenue contribution?

JOHN MCADAM - F5 Networks - President, CEO

Well, we haven't given an announcement date on it. It's in beta phase.

KEN MUTH - Baird US Equity Research - Analyst

Okay.

JOHN MCADAM - F5 Networks - President, CEO

It's going well. Typically we wouldn't announce in summer. I mean we typically wouldn't do that. So that gives you some sort of clue as to what we're targeting. But we haven't actually announced it.

KEN MUTH - Baird US Equity Research - Analyst

Okay. Thank you.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

JOHN ELDRIDGE - F5 Networks - Director of IR

Thanks.

OPERATOR

Thank you. Alex Henderson, your line is open.

ALEX HENDERSON - Citigroup Global Markets - Analyst

Thanks. Hi, guys.

JOHN MCADAM - F5 Networks - President, CEO

Hi.

ALEX HENDERSON - Citigroup Global Markets - Analyst

So just to make sure I got the math right here. It looks like your order growth was sequentially up double digits, am I reading that correctly? Given your book to bill improved from below one to above one.

JOHN ELDRIDGE - F5 Networks - Director of IR

No. We didn't -- we didn't say that. Obviously we've grown revenue and we grew our backlog. But it -- and we don't say what we've grown in the backlog.

ALEX HENDERSON - Citigroup Global Markets - Analyst

It seems pretty clear that your book to bill was solidly below one. You had indicated something in the order of 3 or 4% below one before and now it's above one. Isn't that book to bill somewhat better than you initially anticipated? I thought your guidance last quarter was for the book to bill to go back to one, not to above one.

JOHN MCADAM - F5 Networks - President, CEO

Well, yes, it was. Absolutely it was. We said assume a 96 to 98 million on a book to bill of one and we produced 100.1 on a book to bill greater than one.

ALEX HENDERSON - Citigroup Global Markets - Analyst

All right. So on the competitive landscape, lots of noise around the Cisco Blade, at the risk of beating a dead horse a little bit here. Have you had any more opportunity to evaluate the -- the product? Have you gotten your hands on it? Can you talk a little bit about the relative costs if you include not just the cost of the Blade but the cost of a slot on a 60 -- 6500, how that compares with your product? Just give us a little bit more color on what you're thinking about the competitive implications of that product.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

KARL TRIEBES - F5 Networks - SVP of Product Development, CTO

So I'll drop in just real quick on the competitive situation. We actually had Neval done with an ace against one of -- actually one of our 6800 platforms, not actually our high-end platform. And the customer evaluated both and actually went with us because they said quote unquote that we delivered on our results. And that's about as far as -- that was the exact quote from the customer. So we don't have a Ace module in-house but again we've had one strong trial where we went head to head with the thing. We don't have the results or numbers but that was the comment we got back from the customer.

ALEX HENDERSON - Citigroup Global Markets - Analyst

And the pricing differential as you see it?

DAN MATTE - F5 Networks - SVP of Marketing

Yes, Alex, this is Dan. In terms of the pricing differential and, again, thinking about things in terms of decisions per second, we far out-performed the -- huge advantage in the FI products to go with us. The other thing I would comment on as well is we -- in terms of sourcing one internally, we've been waiting for the 16-gig version to be available and that continues not to be available. So we may back off our expectations and go with the 4 or the 8 and start looking at those instead.

ALEX HENDERSON - Citigroup Global Markets - Analyst

And on the Net Scaler side. Can you talk a little about how you see the continuing drive you have on hardware performance versus what you perceive to be Net Scaler's capability to deliver on hardware improvements on their product, particularly on a scalability basis?

KARL TRIEBES - F5 Networks - SVP of Product Development, CTO

Well, I mean Net Scaler's products are really basically off-the-shelf PCs and so they're trying to take advantage of kind of that morse lock curve whereas we've taken a very integrated approach to provide not only the back end processing but up-front and hardware acceleration capabilities and to do this in different form factors so we have -- so we have the 8800 coming here shortly, second half of this year, and that involves elements of all three of those that we're taking full advantage of having a full vertically integrated hardware design group and of course the Montreal platform due out next year extends that even further to provide capabilities that you just can't get off a service class PC.

ALEX HENDERSON - Citigroup Global Markets - Analyst

One last question then and I'll cede the floor. The deferred -- which I'm assuming you're calling 8800 at this point.

KARL TRIEBES - F5 Networks - SVP of Product Development, CTO

Yes, that's right. Correct.

ALEX HENDERSON - Citigroup Global Markets - Analyst

The timing of the availability of that is still on schedule for, towards the beginning of your new fiscal year?

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

KARL TRIEBES - F5 Networks - SVP of Product Development, CTO

The second half of this year is what we've been forecasting.

JOHN MCADAM - F5 Networks - President, CEO

That's what we've been seeing and it's on schedule for that.

ALEX HENDERSON - Citigroup Global Markets - Analyst

The second half of the calendar year, right? But the schedule hasn't changed at all?

JOHN MCADAM - F5 Networks - President, CEO

No.

ALEX HENDERSON - Citigroup Global Markets - Analyst

Okay. Thanks.

OPERATOR

Thank you. Joanna Makris, your line is open.

JOANNA MAKRIS - Adams Harkness & Hill - Analyst

Hi there. Wondering what the timing is on the integration of WANJet into TMOS and then secondly if maybe you can talk about some of the initial beta applications and maybe you can talk broadly about the types of applications that people are looking at with the 8800?

KARL TRIEBES - F5 Networks - SVP of Product Development, CTO

In terms of schedule for WANJet on top of TMOS, we have broadly been saying next year. We've been clearly focused on integration of the WANJet features, capabilities within the organization, within the sales teams, and F5 productization. But there's definitely plans for next year. And I'm not going to pick a hat just yet but that's definitely on the road map.

JOHN MCADAM - F5 Networks - President, CEO

And just to avoid any confusion, WebAccelerator's going to be sooner.

KARL TRIEBES - F5 Networks - SVP of Product Development, CTO

Right. So we're actually -- WebAccelerator -- thank you for reminding me -- will be available in the second half of this year, okay, as part of TMOS. In terms of what our beta customers are doing, I mean they -- we have a number of betas running right now and these -- we actually pick customers based on the types of things that they -- they are doing and willing to work with us on in terms of the features they are going to test and what we try to do is get a broad cross-section of different features and different

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

network types, if you will, and application types. So we have customers that are doing everything from stressing some of the core features, such as compression, SSL, caching, to some of the -- to the other features like with the WebAccelerator or some of our other modules that plug into it. So --

DAN MATTE - F5 Networks - SVP of Marketing

And Joanna, this is Dan. Specifically, some of the stuff we've been working on with some of the outstanders are things like Sharepoint and web access with Microsoft to tune WebAccelerator to have very precise settings to get the maximum out of those applications right out of the box.

OPERATOR

Thank you. Ehud Gelblum, your line is open.

EHUD GELBLUM - JP Morgan - Analyst

Hi, thank you. Just a couple quick questions if I could. Swan seems to be obviously doing really well and John, clearly will get past your original target. Is there any concentration in the customer base there? Is it concentrated perhaps on a particular geography or in a particular vertical, or is it selling pretty much across an entire large, very diverse customer base?

JOHN MCADAM - F5 Networks - President, CEO

Yes. It's been selling mainly in North America but that's normal when you do an acquisition. It's obviously easier to ramp up. As we move into next quarter, we expect it to be more widespread across the geographies.

EHUD GELBLUM - JP Morgan - Analyst

Okay. Great. Thanks. Going back to SSL-VPN for a moment. Can you give us a little more color -- I know you spoke a little bit about it, but to understand -- you have a handle on how the market is doing around you? Is it not picking up at all for any of your competitors and is it something that at a certain point you'll give up on? Or how do you -- how do you decide how much capital to plow into it? Juniper doesn't seem to be doing very well either. But do you have a sense that this is worth putting your muscle behind or if it doesn't work, that's okay. Whatever color you have.

JOHN MCADAM - F5 Networks - President, CEO

I'll pass it down to talk about the market and that's what your original -- in general on the give up question. No, I don't think so. I -- first of all, we really believe, even although there's been a number of courses where we are expecting IP SEC change rate to increase that hasn't happened but there are absolutely good reasons to move from IP SEC to SSL-VPN, especially if you have any mobile requirements and we think over time that's going to happen and the IP SEC market is a pretty strong market and Dan can comment on that. So that's one thing.

The other thing is that from a technology perspective, a lot of the technology that we have in FirePass is very, very much embedded in our product road map on an integrated basis. So when we talk about SSL everywhere, where -- where we go from the client rate through to service oriented architectures, FirePass is a key component of that. So we don't -- we don't see any -- any concern about that and in terms of the market, Dan can comment.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

DAN MATTE - F5 Networks - SVP of Marketing

Yes. In -- from calendar Q4 in '05 to calendar Q1 in '06, as reported by Infonetics, the market grew roughly about 1% sequentially, just a hair under 1%. So obviously from that perspective, and that pure SSL-VPN piece, we're not seeing big, big movement there. But just to echo what John said. How this wraps in with our overall road map and our other products, we -- we believe that this will be an important part of our product portfolio for a long time to come.

EHUD GELBLUM - JP Morgan - Analyst

Right. Do you think -- technology speaking obviously it's very cool and you can do a lot more things with it. Do you think there are there other reasons that the market is strong that are not technology but just based on economically some cost already and there's just perhaps there -- I don't know if there's compatibility with something, I'm thinking VHS Betamax where the better technology doesn't necessarily win?

DAN MATTE - F5 Networks - SVP of Marketing

I think definitely in terms of the subcosts piece and just people looking at -- I've got something -- it works, yeah, I've got some hiccups with it, some problems. But maybe I'll -- I'm not -- it's not that urgent for me to move off of it. Where we are seeing some people get that sense of urgency are situations where they have focus on things like disaster recovery, things like spinning up access in a hurry into their system. Where the traditional solutions are just very, very painful to -- to try and accommodate that and SSL-VPN technology, especially like FirePass, makes it very fast and easy.

EHUD GELBLUM - JP Morgan - Analyst

Right. Okay. One last question if I could. Software modules. I know we don't really have a gross margin number to look at because of the impact of it all, but how are the growth or sales of your software modules going?

ANDY REINLAND - F5 Networks - SVP, CFO

They're going well and -- in line with our expectations.

EHUD GELBLUM - JP Morgan - Analyst

Can you give us a metric? Are they up more this quarter than they were last?

ANDY REINLAND - F5 Networks - SVP, CFO

Quarter over quarter, yes. They were.

JOHN MCADAM - F5 Networks - President, CEO

Yes they were.

EHUD GELBLUM - JP Morgan - Analyst

Okay. So they've accelerated.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

ANDY REINLAND - F5 Networks - SVP, CFO

Yes.

EHUD GELBLUM - JP Morgan - Analyst

Thanks so much.

OPERATOR

Thank you. Manny Recarey, your line is open.

MANNY RECAREY - Kaufman Brothers - Analyst

I just have one question. Talking about the WAN optimization market. Do you see your growth -- did you -- do you think you're taking market share away from -- from competitors, or do you see it just kind of the overall growth of the market?

JOHN MCADAM - F5 Networks - President, CEO

I'll answer it and then again Dan may want to give more detail. It's pretty early to tell that. This is really -- I mean it's our third quarter of revenue but it's really our second quarter of real ramp up and it's just so difficult to say. What -- what we feel very good about is the competitiveness of the product. So when we are competing against some of the strong players, they were doing extremely well. I don't know if we're taking market share or not.

DAN MATTE - F5 Networks - SVP of Marketing

Yes. It's too early from that perspective. I'd say it's still -- the overall market is increasing.

MANNY RECAREY - Kaufman Brothers - Analyst

Okay. Thanks.

OPERATOR

Thank you. Gabe Lowy, your line is open.

GABE LOWY - Blaylock & Co. - Analyst

Good morning -- good afternoon. It's mostly been answered. The only question is any thoughts or comments on Microsoft's acquisition of Whale?

DAN MATTE - F5 Networks - SVP of Marketing

Yes, it was an interesting one, so Whale being the SSL-VPN piece that they picked up recently. It was picked up just, of course, the name of the team escapes me now, but the Isa Group, sorry. So it's an interesting combination between the two. And I think

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


over the long term, when you sort of play the chess pieces out a little bit, it could spell some interesting times for people who are in the terminal services business and what's going on there. But anyway, so it's an interesting move by Microsoft. Our partnership with them continues to be strong across many, many fronts, so it hasn't impacted us in any way.

GABE LOWY - Blaylock & Co. - Analyst

Thank you.

OPERATOR

Thank you. Again if you'd like to ask a question, press star followed by one. The next question is from Brent Bracelin. Your line is open.

BRENT BRACELIN - Pacific Crest Securities - Analyst

Thank you. I have another follow-up question on WANJet, I apologize here, but obviously had to -- pretty good ramp there. You attribute some of it to some large deals in the quarter but as you look at kind of your sales force, the product, what would you attribute the -- the success in that business? Is it having kind of the right architecture that you're having some success there, or are you seeing success in bundling kind of BIG-IP with the Swan Labs, or was the success solely on the kind of Swan Labs only deal?

JOHN MCADAM - F5 Networks - President, CEO

We've seen some good examples of bundling BIG-IP, definitely. With scenarios where the competition would have to use BIG-IP or something like it with the customer actually preferring BIG-IP, that gives you an opportunity. But this is so early days.

BRENT BRACELIN - Pacific Crest Securities - Analyst

Sure.

JOHN MCADAM - F5 Networks - President, CEO

This is an issue that -- but I think there's going to be some -- some pool of either product. It's also very, very similar in concept to the -- for the channel and -- okay. It's -- it's across the WAN is a content of optimization which of course we do in our core products and the data center with BIG-IP.

BRENT BRACELIN - Pacific Crest Securities - Analyst

And then shifting gears to the telecom market. I know you guys have had a pretty big initiative on the wireline side. Have you guys seen any kind of ramp in the wireline business yet? I know those lead times are pretty long, but any progress report on the wireline side would be appreciated.

DAN MATTE - F5 Networks - SVP of Marketing

Sorry. This is Dan. Our engagements on the wireline side continue. I think the types of deployments that we're seeing with them are fairly consistent in terms of the types of gateways that we're being deployed with, some of the more advanced voice over

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL


IP services that they're deploying as well. So I think those -- those efforts are -- are definitely giving us progress there. We're at 19% of revenue in terms of our overall carrier stuff so we have yet to see that sort of really pull away. But we're positive on it.

BRENT BRACELIN - Pacific Crest Securities - Analyst

So there was no -- you couldn't really comment on the magnitude of the change on the wireline side this quarter versus last quarter?

DAN MATTE - F5 Networks - SVP of Marketing

No, no, not breaking down.

BRENT BRACELIN - Pacific Crest Securities - Analyst

Okay. Thank you.

OPERATOR

Thank you. Jiong Shao, your line is open.

JIONG SHAO - Lehman Brothers - Analyst

Hi. I got a couple quick follow-ups on the OpEx. Just for the -- for the June quarter, could you talk about if you exclude the legal expense or the rest of the OpEx sort of in line or better or worse vis-a-vis your guidance?

JOHN MCADAM - F5 Networks - President, CEO

No. We can't comment on that, I'm afraid. That's why we gave you the pro forma and the range and we gave you the -- the extra, the cost that was included in that pro forma number. But no more than that.

JIONG SHAO - Lehman Brothers - Analyst

Okay. Okay. Then -- then I was wondering, so for the -- for the September quarter, the first clarification, the 4 to $5 million, that's the total legal expense, not incremental, right? That first clarification.

ANDY REINLAND - F5 Networks - SVP, CFO

Now that -- that would be incremental -- oh, incremental from the 1.8?

JIONG SHAO - Lehman Brothers - Analyst

Right, right. It's not incremental from 1.8. That's just total.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

ANDY REINLAND - F5 Networks - SVP, CFO

No, that's just total. Legal and accounting fees related to the inquiry.

JIONG SHAO - Lehman Brothers - Analyst

Okay. Now, if you exclude that, I know in the past you -- you have always said that you -- you aim to grow revenue faster than OpEx in general. Does that still hold sort of as the guidance for the OpEx for next quarter?

ANDY REINLAND - F5 Networks - SVP, CFO

Generally the way we've managed the business over the last number of years is going to continue and that's investing behind revenue, investing in the drivers that we believe will grow the top line, and we'll continue to do that.

JOHN MCADAM - F5 Networks - President, CEO

We have no -- no intention of -- of changing our approach to the business over the next few quarters.

JIONG SHAO - Lehman Brothers - Analyst

Okay. One last question is the follow-up on the service provider side. It looks like your service provider, 19% again. That's a -- last quarter was 19% as well. So this seems to be very strong but some of the other wireless vendors appear to have seen some weaker results. Could you just talk about what -- what did you see somewhat differently from what some of the other guys were seeing?

DAN MATTE - F5 Networks - SVP of Marketing

So this is Dan. I'm not sure in terms of what the other guys were seeing.

JIONG SHAO - Lehman Brothers - Analyst

The other wireless application guys. Let's say Openwave, for example, just pick a company. Like sort of the -- the -- the wireless application vendors supplying to the wireless service provider vertical. That vertical doesn't seem to be particularly the strongest quarter but could you maybe comment on the wireless vertical?

JOHN MCADAM - F5 Networks - President, CEO

[Inaudible], a big comparison with us. I mean, it's not obvious to -- I mean what we've been doing in -- as we've seen in previous quarters but not much change but progress as we've been having more focus on the service provider. We're building more solutions. We're focusing in areas like set on the voice over IP space, areas like that, mobile being the driver. So no big, big changes. Obviously, a 19% was what it was last quarter so clearly there was growth but it was still the same percentage. And some of the sales cycles are longer. So we're going to keep the same strategy but we haven't seen any sales -- any major difference in that opportunity.

JIONG SHAO - Lehman Brothers - Analyst

Okay. Thanks, guys.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

JOHN MCADAM - F5 Networks - President, CEO

Thanks.

OPERATOR

Thank you. Alex Henderson, your line is open.

ALEX HENDERSON - Citigroup Global Markets - Analyst

Thanks. So just so that I can get a better handle on what happens beyond the September quarter a little bit. The legal expenses you're talking about in the September quarter, is it reasonable to assume that that's sort of an ongoing quarterly run rate expense until this is resolved?

JOHN MCADAM - F5 Networks - President, CEO

No. We can't comment, no, Alex. We can only give you the quarter.

ALEX HENDERSON - Citigroup Global Markets - Analyst

I mean you put us in an awkward situation of -- of not knowing whether to deal with this expense or not deal with it. It's obviously something that's not forecastable from our perspective. So how -- how should we deal with it if we don't -- is it -- ? Let me put it conceptually. Is it reasonable to think that as long as this process continues that that's the rate of expense?

ANDY REINLAND - F5 Networks - SVP, CFO

Alex, we haven't disclosed how long we think that --

ALEX HENDERSON - Citigroup Global Markets - Analyst

I'm not asking that. I'm asking is it that -- is that a rate of expense that's sort of a standard rate as long as it's going?

ANDY REINLAND - F5 Networks - SVP, CFO

We went out to the -- to the people involved with the professionals involved in the investigation and asked them for the best estimate for one quarter only so that's the only information we have on that.

ALEX HENDERSON - Citigroup Global Markets - Analyst

All right. So --

JOHN MCADAM - F5 Networks - President, CEO

It's the only information we have, Alex.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

ALEX HENDERSON - Citigroup Global Markets - Analyst

But presumably that's sort of the ongoing cost of associated with doing it on a per quarter. Is that a reasonable way to think about this? I mean otherwise the -- you need to get the straight on the similar page here. And people need to make some sort of decision on whether they're going to include or not include that expense going forward and obviously you don't want to forecast it. So I'm trying to give you an opportunity to give us at least some indication if that's sort of a standard quarterly run rate?

JOHN MCADAM - F5 Networks - President, CEO

I understand where you're coming from.

ALEX HENDERSON - Citigroup Global Markets - Analyst

Just trying to get a handle on the way to think about it. You don't have to give us guidance on it, just an angle on it.

JOHN MCADAM - F5 Networks - President, CEO

We get where you're coming from very clearly but we don't have the information.

ALEX HENDERSON - Citigroup Global Markets - Analyst

Okay. And then can you just refresh what you said about option costs as of July 1st? You made a comment which went by me in the -- when you were reading the text earlier.

ANDY REINLAND - F5 Networks - SVP, CFO

Yes. I -- we expect for the quarter our run rate for stock-based compensation to go up 3 million.

ALEX HENDERSON - Citigroup Global Markets - Analyst

To go up by 3 million or to 3 million?

ANDY REINLAND - F5 Networks - SVP, CFO

By 3 million.

ALEX HENDERSON - Citigroup Global Markets - Analyst

By 3 million.

ANDY REINLAND - F5 Networks - SVP, CFO

By 3 million, yes. We did an awards to non-executive employees on July 1st.

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JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

ALEX HENDERSON - Citigroup Global Markets - Analyst

And so that is sort of an ongoing rate that we should step it up going out ad infinitum sort of thing, right?

ANDY REINLAND - F5 Networks - SVP, CFO

Yes, it is.

ALEX HENDERSON - Citigroup Global Markets - Analyst

Just want to get clarity on that point. Thank you. Thank you.

OPERATOR

Thank you. Kristi Hime, your line is open.

KRISTI HIME - - Analyst

Hi. I apologize if I missed this before. I'm assuming you did not say when you expect results of the special committee reviewing stock option grants to be completed?

JOHN MCADAM - F5 Networks - President, CEO

That's correct. We don't have that information.

KRISTI HIME - - Analyst

Okay. And one follow-up. You identified one occasion on which the accounting differed from the correct measurement date. You also said that was involving certain employees, officers and directors. Could you say how many people you're talking about?

JOHN MCADAM - F5 Networks - President, CEO

No, and I said at the beginning of this that we are absolutely not going to comment any more information apart from what's in the press release, given that the inquiry's ongoing.

KRISTI HIME - - Analyst

All right. Thanks.

JOHN ELDRIDGE - F5 Networks - Director of IR

Thank you.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

OPERATOR

Thank you. Again, if you have a question, press star followed by one. The next question is from Ehud Gelblum. Your line is open.

EHUD GELBLUM - JP Morgan - Analyst

Hi, a quick question for you. $45 million is a lot of money. Is that just, especially for one quarter, is that just salaries for accountants, attorneys, et cetera, or is that also accruing some for potential damages?

JOHN MCADAM - F5 Networks - President, CEO

No, it's the former.

EHUD GELBLUM - JP Morgan - Analyst

It's the former. It's the little people's salaries.

JOHN ELDRIDGE - F5 Networks - Director of IR

Operator, we're going to take one more question and that'll be it.

OPERATOR

Thank you. The next question is from Russ Keefe. Your line is open.

RUSS KEEFE - - Analyst

Yes, hi. In the -- in the WAN optimization market, who do you see as being sort of the leaders within that market? Can you address that a little bit, please?

DAN MATTE - F5 Networks - SVP of Marketing

Sure. This is Dan. So it's interesting looking at some of the people that are private players out there, folks such as Riverback that are out there. Of course, Juniper picked up Parabit a while back. We see them as well. But I think the most interesting piece of it is really that, just how wide open the market is in general. So whether it's sort of a small private companies looking at the coverage that they're providing or some of the more established players out there. It's still very much a green field opportunity for everybody.

JOHN ELDRIDGE - F5 Networks - Director of IR

Okay. Thank you all for joining us and if you have any follow-up questions, please give me a call and we'll look forward to talking with you again next quarter.

JOHN MCADAM - F5 Networks - President, CEO

Thank you.

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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 4:30PM, FFIV - Q3 2006 F5 NETWORKS EARNINGS CONFERENCE CALL

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